EXHIBIT 23.2

Henry Schiffer, C.P.A.

CERTIFIED PUBLIC ACCOUNTANTS  Letterhead

CONSENT OF INDEPENDENT ACCOUNTANTS

As independent Certified Public Accountants, I consent to the incorporation by reference in this Registration Statement on Form S-8 of my report dated April 14, 2003 in ENERGY PRODUCERS, INC.’S Form 10-KSB for the fiscal year ended December 31, 2002, and all references to our firm included in this Registration Statement.

/s/ Henry Schiffer, C.P.A.

Henry Schiffer, C.P.A.

An Accountancy Corporation

Beverly Hills, CA

May 27, 2003